Exhibit 5.1

5 March, 2014

Matter No.:878816

Doc Ref: JS/cy/4686307

(852) 2842 9552

Christopher.Bickley@conyersdill.com

Tarena International, Inc.

Suite 10017, Building E,

Zhongkun Plaza, A18 Bei San Huan West Road,

Haidian District, Beijing 100098

People’s Republic of China

Dear Sirs,

Re:	Tarena International, Inc. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with (i) the initial public offering (the “IPO”) by the Company of American Depositary Shares (“ADSs”) representing Class A ordinary shares with a par value of US$0.001 per share of the Company (the “Shares”) and (ii) the sale of Shares (“Sale Shares”) by the Selling Shareholders (as defined in the Registration Statement), as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) originally filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 27 February, 2014.

For the purposes of giving this opinion, we have examined copies of (1) the Registration Statement, (2) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 26 February, 2014 (the “Certificate Date”), (3) the fourth amended and restated memorandum and articles of association of the Company adopted on 26 August, 2011 with effect from 6 September, 2011, (4) the amendment no. 1 to the fourth amended and restated articles of association with effect from 8 January, 2014, (5) the fifth amended and restated memorandum of association and articles of association of the Company adopted on March 3, 2014 to become effective immediately prior to the consummation of the IPO, (6) written resolutions of all of the directors of the Company dated February 27, 2014 and written resolutions of all the members of the Company dated March 3, 2014 (together, the “Resolutions”), (7) the register of members of the Company received from the secretary of the Company on 3 March, 2014 (the “Register of Members”) and (8) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (c) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and (d) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Shares in the form of ADSs by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and fully paid for as contemplated by the Registration Statement, the new Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	The Sale Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Sale Shares).

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters”. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

Conyers Dill & Pearman (Cayman) Limited